UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2006

instaCare Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-33187	91-2105842
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

2660 Townsgate Road
Suite 300
Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 446-1973

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Restatement of Prior Periods

On March 27, 2006, during the year-end evaluation process conducted by the Registrant’s Chief Executive and Chief Financial Officers, the Registrant evaluated the carrying values of its intangible assets and reviewed their findings with the Registrant’s independent accountant and determined that an impairment of 100% of its investment in Pharma Tech Solutions, one of the Registrant’s subsidiaries, formed in November 2004 for the purposes of acquiring the Registrant’s merger target CareGeneration, Inc., amounting to $1,167,717, should have been made during the three-months ended March 31, 2005. Based upon Management’s review it has been determined that this error was inadvertent and unintentional.

As a result of the impairment of the Registrant’s investment in Pharma Tech Solutions, the Registrant’s first quarter operating expenses will be increased by $1,167,717 (98%) to $2,145,366 and its first quarter net operating loss will increase to $2,441,469.

As soon as practicable, the Registrant will file amended Reports on Forms 10-QSB for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005 to include restatements of the financial statements reflective of the impairment of 100% of its investment in Pharma Tech Solutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

instaCare Corp.

By:/s/ Keith Berman

Keith Berman, CFO

Date: June 12, 2006